Exhibit 99.1

News Release

Westwater Resources acquires Alabama Graphite – Fast Tracking Battery Materials Development in the United States for Sales Worldwide

CENTENNIAL, Colo., December 13, 2017 – Westwater Resources, Inc. (Nasdaq: WWR) (“WWR” or “Westwater”), is pleased to announce that it has entered into a definitive agreement to acquire Alabama Graphite Corp. (“AGC” or “Alabama Graphite”) (TSX-V: CSPG) (OTCQB: CSPGF) pursuant to a plan of arrangement under the Business Corporations Act (British Columbia) (the “Acquisition”). Upon completion of the Acquisition, the two companies will be combined to create a larger, more diversified American energy minerals development and exploration business, with the aim of becoming a low-cost producer in the United States of specialized graphite for use in batteries worldwide. The Acquisition is expected to provide significant benefits for both of AGC’s and WWR’s shareholders, including operational efficiencies and improved access to capital.

As a result of this combination, Westwater increases its ability to participate in the value chain of critical materials for the high growth battery market with:

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The Coosa Graphite Project (“Coosa Project”) – a near term, high value planned producer of battery materials in Alabama that can serve fast growing markets for electrical power storage.

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Westwater’s existing lithium exploration projects in Nevada and Utah.

Westwater retains its leverage to the anticipated increase in pricing and demand for uranium with its diversified portfolio of conventional and in-situ recovery uranium projects in the United States and the Republic of Turkey.  Following recently announced production cuts by two major producers, the uranium price has risen significantly since the first week of November due to the perceived improvement in supply/demand fundamentals within the sector.

Based on the financial analysis outlined in the Coosa Project’s NI 43-101 compliant Preliminary Economic Assessment (summarized below) which includes an after-tax NPV for the project of $320 million, Westwater believes the Acquisition represents compelling value and is accretive to Westwater shareholders.  For further information about the Coosa Project and about Alabama Graphite see AGC website at: www.alabamagraphite.com.

Transaction Details

On December 13, 2017, Westwater and a wholly owned subsidiary of Westwater entered into an Arrangement Agreement (the “Arrangement Agreement”) with Alabama Graphite, a corporation existing under the laws of British Columbia, pursuant to which Westwater will indirectly acquire all of the issued and outstanding common shares of AGC (the “Arrangement”). The Arrangement will be implemented by way of a plan of arrangement (the “Plan of Arrangement”) and is subject to approval by the Supreme Court of British Columbia and AGC’s shareholders. The effect of the Arrangement will result in AGC becoming a wholly-owned subsidiary of Westwater.

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Pursuant to the Arrangement, Westwater will acquire all of the issued and outstanding common shares of AGC (the “AGC Shares”) in exchange for shares of common stock of Westwater at a ratio of 0.08 of a share of Westwater common stock for each AGC Share (“Exchange Ratio”). Based on the closing prices of each company's common shares on December 11, 2017, the Exchange Ratio represents a discount of approximately 2.3% to current AGC shareholders.   Following completion of the Acquisition, Westwater shareholders are expected to retain ownership of approximately 70% of Westwater’s common stock outstanding. In addition, certain issued and outstanding options and warrants to acquire AGC Shares will be converted into rights to purchase shares of common stock of Westwater based on the Exchange Ratio.

The Boards of Directors of Westwater and AGC each unanimously approved the Arrangement Agreement. Both Boards of Directors received opinions that the proposed transaction is fair from a financial point of view to the respective shareholders of Westwater and AGC. Roth Capital Partners, LLC provided the fairness opinion to the Westwater’s Board of Directors and Echelon Wealth Partners, Inc.  provided the fairness opinion to the AGC Special Committee of its Board of Directors.

Consummation of the Arrangement is subject to customary closing conditions, including, among others the approval of WWR’s and AGC’s respective shareholders and approval of the court. The Arrangement Agreement includes customary representations, warranties, and covenants by the parties, including, customary deal protection and exclusivity agreements, no-shop and no-talk provisions, matching and notification rights in the event of a competing proposal and expense reimbursement fees payable by Alabama Graphite to Westwater in specified circumstances.

Concurrent with the execution of the Arrangement Agreement, Alabama Graphite and Westwater also agreed to the terms of a secured convertible loan from WWR to AGC for up to US$2.0 million (the “Secured Loan”).  The Secured Loan will provide AGC with working capital to return to a positive working capital position and ensure it can continue to progress the Coosa Project towards development, and to cover costs associated with the Acquisition.

The Secured Loan will carry a 3% interest rate, and is convertible into AGC shares at WWR's election. The Secured Loan will become repayable on June 30, 2018 unless the Arrangement closes. However, it would become repayable immediately if the transaction is terminated as a result of AGC breaching certain Terms and Conditions of the Arrangement Agreement, including AGC recommending a competing, alternate transaction. Should the Secured Loan be converted into AGC shares, WWR would hold approximately a 7.5% interest in Alabama Graphite, assuming the full $2.0 million is outstanding at the time of conversion.

Highlights of the Transaction

The Board of Directors of both Westwater Resources and Alabama Graphite consider the Acquisition to be an advantageous transaction, and is expected to provide significant strategic and financial benefits to the shareholders of both companies.

Key highlights of the Acquisition include:

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Combining Westwater’s in-house technical abilities and operational experience over a wide range of commodities with the mineral resources controlled by AGC near Sylacauga,

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Alabama provides strategic corporate experience and an improved route to low cost specialized graphite to supply existing and growing battery markets;

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Creating a larger, international energy minerals company, with a larger market capitalization and a critical mass that is expected to be more favorably positioned with potential offtake customers;

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Provides the shareholders of both companies with exposure to an extensive project portfolio of resources to support the fast-growing transportation battery market through the nearer term AGC Coosa Project and the WWR lithium exploration properties in Nevada and Utah, as well as long term exposure to the potential rise in the uranium price with Westwater’s extensive uranium property portfolio;

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Greatly improved access to and greater appeal for global equity capital markets through Westwater’s listing on the NASDAQ; and

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Establishes a strong platform to continue developing a leading energy minerals, exploration and development company through both organic growth and/or further corporate transactions.

The Coosa Project

The Coosa project is located near Sylacauga, Alabama, approximately 50 miles southeast of Birmingham.   The area has been a past producer of graphite, utilizing a geology trend spanning tens of thousands of acres, known as the “Alabama Graphite Belt.”   Alabama remains a friendly business jurisdiction, exemplified by successfully securing a $1 billion commitment from Daimler Benz to build a lithium-ion battery factory near their automobile assembly plant in that state.

The Coosa Project deposit covers more than 41,900 acres of cultivated, commercial forest, and the NI 43-101 compliant Preliminary Economic Assessment already completed by AGC shows the following financial metrics, based on an initial capital expenditure of $43.2 million, of:

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A pretax payback of 1.9 years, post-tax 2.0 years.

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An NPV-8% discount rate of $444 million pretax and $320 million post tax.

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An internal rate of return of 53.2% pretax and 45.7% post tax.

Further details regarding the Coosa Project can be found at Alabama Graphite’s website and on SEDAR.

The Westwater and AGC management teams are working to further optimize the project, working in conjunction with product development labs in the US and Canada.

Westwater’s Chief Executive Officer, Chris Jones said:

"This will be a transformational acquisition for our shareholders that we believe positions our combined company as a leading battery materials developer in the US with potential for near term production from the Coosa Project. We will be meeting with all stakeholders and state regulatory entities shortly and plan to be full speed ahead with development of the project in Alabama following closing.”

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Benefits to Alabama Graphite Shareholders

AGC shareholders will derive many benefits from the Acquisition, including:

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Very significant increase in average daily share trading liquidity;

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Leveraging the skills and know-how of Westwater’s experienced mining and operations teams;

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Benefits of a NASDAQ listing;

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Retaining material exposure to the upside from development of the combined companies’ graphite, lithium and uranium project portfolios;

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Improved funding position; and

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Alleviation of the substantial financial duress and going concern risk that AGC is currently experiencing.

Benefits to Westwater Shareholders

Westwater’s shareholders will also realize many benefits from the Acquisition, including:

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A pathway to potential production and strong cash flows through sharing in the development of the Coosa Project;

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Exposure to a new commodity, which is in high demand as transportation batteries increase production; and

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Potential for WWR to be re-rated as a graphite producer sooner than relying upon uranium and lithium alone.

Benefits for both Alabama Graphite and Westwater Shareholders

In addition to the strong benefits expected for each group of shareholders, there are a number of benefits that both companies' shareholders may enjoy, including deeper portfolio of projects ranging from a potential near-term production asset (Coosa Project), down to grassroots exploration opportunities which better equip the combined company to respond to changing commodity market conditions;

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Expected increase in attractiveness to retail and institutional investors;

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Expected increase in trading liquidity and coverage by green energy sector analysts; and

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Establishing a stronger platform from which the combined business may pursue future growth opportunities.

Acquisition Process and Indicative Timetable

The Acquisition will be subject to various approvals, including the TSX Venture Exchange, NASDAQ, shareholder, other regulatory agencies as well as Court approval. The parties are progressing to obtain these approvals.

A proxy statement for WWR stockholders and a circular for AGC stockholders will set out additional information relevant to the Acquisition, including two fairness opinions that conclude the Acquisition is in the best interests of both companies.  Submittals to the stockholders of both companies are expected to be made in January 2018 with meetings anticipated to occur prior to the end of March 2018.

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Advisers

Roth Capital Partners, LLC has provided an opinion to Westwater’s' Board of Directors that the Exchange Ratio is fair, from a financial point of view, to Westwater’s shareholders.  Echelon Capital has provided a fairness opinion to the AGC Board indicating that the consideration to be received by AGC’s shareholders is fair, from a financial point of view, to Alabama Graphite shareholders.  Westwater is represented by Hogan Lovells US LLP in Denver, Stikeman Elliott LLP in Toronto and Balch & Bingham LLP in Alabama.  AGC is represented by Miller Thomson LLP in Toronto, Dorsey & Whitney LLP in Minneapolis and Toronto, and Dominick Feld Hyde, P. C in Alabama.

About Westwater

WWR, or the “Company” (formerly Uranium Resources, Inc.) is focused on developing energy-related metals.  The Company has developed a dominant land position in three prospective lithium brine basins in Nevada and Utah in preparation for exploration and potential development of any lithium resources that may be discovered there.  In addition, WWR remains focused on advancing the Temrezli in-situ recovery (ISR) uranium project in Central Turkey when uranium prices permit economic development of this project. WWR controls extensive exploration properties in Turkey under eight exploration and operating licenses covering approximately 39,000 acres (over 16,000 ha) with numerous exploration targets, including the potential satellite Sefaatli Project, which is 30 miles (48 km) southwest of the Temrezli Project. In Texas, the Company has two licensed and currently idled uranium processing facilities and approximately 11,000 acres (4,400 ha) of prospective ISR uranium projects. In New Mexico, the Company controls mineral rights encompassing approximately 186,000 acres (75,300 ha) in the prolific Grants Mineral Belt, which is one of the largest concentrations of sandstone-hosted uranium deposits in the world. Incorporated in 1977, WWR also owns an extensive information database of historic drill hole logs, assay certificates, maps and technical reports for uranium properties located in the Western United States.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing events or developments that WWR expects or anticipates will occur in the future, including but not limited to statements relating to consummating the transaction with AGC, and the Company’s future prospects, including benefits of the transaction to AGC and the success of AGC’s business plan, expected operational efficiencies, costs (including capex) at AGC’s Coosa Project, payback periods for AGC’s projects, expected growth in battery markets, net present value and expected rates of return at the Coosa Project are forward-looking statements.  Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include, but are not limited to, (a) the Company’s ability to close its transaction with AGC and successfully integrate AGC’s business into its own; (b) the Company’s ability to raise additional capital in the future; (c) spot price and long-term contract price of graphite, uranium and lithium; (d) risks associated with our foreign and domestic operations; (e) operating conditions at the Company’s projects; (f) government and tribal regulation of the graphite industry, uranium industry, the lithium industry, and the power industry; (g) world-wide graphite, uranium and lithium supply and demand, including the supply and demand for lithium-based batteries; (h) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (i) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter in the jurisdictions where the Company operates or intends to operate, including in Alabama, Texas, New Mexico, Utah, Nevada and Republic of Turkey; (j) the ability of the

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Company to enter into and successfully close acquisitions or other material transactions, (k) the accuracy of the Preliminary Economic Analysis of the Coosa Project and the assumptions contained therein and Westwater’s ability to develop the project in conformity to the assumptions therein, and (l) other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Competent Person’s Statement

Technical information in this news release is based on data reviewed by Matthew Hartmann, who is Director – Technical Services of Westwater Resources, Inc.  Mr. Hartmann is a “Qualified Person” as defined by Canadian National Instrument 43-101, and a “Competent Person” as defined in the 2012 Edition of the “Australasian Code for Reporting Exploration Results, Mineral Resources and Ore Reserves” (JORC Code).  He is a Licensed Professional Geologist, and a Registered Member of the Society of Mining, Metallurgy & Exploration (No. 4170350RM).  Mr. Hartmann has appropriate experience that is relevant to the evaluation of the style and nature of mineral deposits relating to this document.  Mr. Hartmann consents to the inclusion in this release of the matters based on their information in the form and context in which they appear.

Westwater Resources Contact:

Christopher M. Jones, President and CEO

Jeffrey L. Vigil, VP Finance and CFO

303.531.0480

303.531.0481

Email: Info@WestwaterResources.net

Website: www.WestwaterResources.net

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